UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011 (May 26, 2011)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) held on May 26, 2011, the stockholders elected each of NASDAQ OMX’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also ratified the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and approved the advisory vote on executive compensation. The stockholders approved holding future advisory votes on executive compensation every year.

The table below shows the voting results.

		For	Against	Abstain	Broker Non-Votes
Proposal I:	Election of Directors

	Urban Bäckström	104,722,426	195,191	339,395	10,560,241

	H. Furlong Baldwin	103,646,424	1,270,982	339,607	10,560,241

	Michael Casey	102,775,697	2,142,211	339,104	10,560,241

	Börje Ekholm	77,048,208	27,870,669	338,136	10,560,241

	Lon Gorman	102,700,090	2,217,519	339,404	10,560,241

	Robert Greifeld	104,783,866	134,760	338,387	10,560,241

	Glenn H. Hutchins	102,698,629	2,219,721	338,663	10,560,241

	Birgitta Kantola	102,681,887	2,236,994	338,131	10,560,241

	Essa Kazim	104,631,168	286,335	339,509	10,560,241

	John D. Markese	104,283,873	633,490	339,650	10,560,241

	Hans Munk Nielsen	103,868,083	1,048,570	340,359	10,560,241

	Thomas F. O’Neill	104,696,806	220,506	339,700	10,560,241

	James S. Riepe	104,713,899	203,018	340,095	10,560,241

	Michael R. Splinter	102,696,308	2,222,176	338,529	10,560,241

	Lars Wedenborn	104,806,230	111,417	339,366	10,560,241

	Deborah L. Wince-Smith	102,685,859	2,235,009	336,144	10,560,241

Proposal II:	Ratify Appointment of Independent Registered Public Accounting Firm	114,869,364	912,481	35,409	0

Proposal III:	Advisory Vote on Executive Compensation	99,878,791	4,834,668	543,553	10,560,241

		One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Proposal IV:	Advisory Vote on Future Advisory Votes on Executive Compensation	61,552,317	1,597,062	41,293,645	813,988	10,560,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2011	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel